EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of April 19, 2007 by and between SDS Capital Group SPC, Ltd. (“Assignor”), and Universal Property Development & Acquisition Corporation (“Assignee”), pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of April 19, 2007 by and among Assignor, BayStar Capital II, L.P., and the Assignee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

BACKGROUND

The Assignor and Assignee have entered into the Note Purchase Agreement pursuant to which the Assignor has agreed to transfer, assign, convey and set over unto the Assignee all of Assignor’s respective rights, title and interest in the Notes held by Assignor and the SDS Security Agreement.

Pursuant to the terms and conditions of the Note Purchase Agreement, Assignee has agreed to accept such assignment and to assume and agree to perform, pay, observe, fulfill and discharge any obligations under the Notes and the SDS Security Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Note Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.  Assignment. Subject to the terms and conditions of the Note Purchase Agreement, Assignor hereby transfers, assigns, conveys and sets over unto Assignee all of Assignor’s respective rights, title and interest in the Notes held by the Assignor (as reflected on Schedule 2.1 to the Note Purchase Agreement) and the SDS Security Agreement.

2.  Assumption. Subject to the terms and conditions of the Note Purchase Agreement, Assignee hereby accepts such assignment and does hereby assume and agree to perform, pay, observe, fulfill and discharge any obligations under the Notes held by the Assignor and the SDS Security Agreement in accordance with the terms of the Note Purchase Agreement.

3.  No Amendment to Notes or SDS Security Agreement. This Agreement shall not alter, modify or amend the terms of the Notes or the SDS Security Agreement in any respect other than to transfer the obligations thereunder to Assignee, nor shall it subject Assignee to any greater liabilities, obligations or duties in connection therewith than would have been enforceable against Assignor.

4.  No Additional Representations and Warranties. Nothing contained in this Agreement shall be construed to limit or expand the representations, warranties and covenants set forth in the Note Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Note Purchase Agreement and the terms of this Agreement, the terms of the Note Purchase Agreement will govern.

5.  Further Assurances. Subject to the terms and conditions of the Note Purchase Agreement, Assignor shall, at any time and from time to time, at the request of Assignee, execute and deliver to Assignee all other and further instruments as are reasonably necessary to vest in Assignee full right, title and interest in or to the Notes and the SDS Security Agreement, in each case as contemplated by the Note Purchase Agreement.

6.  Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.  Governing Law. This Agreement is made pursuant to, and shall be governed by and interpreted in accordance with, the laws of the State of Delaware without regard to otherwise applicable principles of conflicts of laws.

8.  Amendments. This Agreement cannot be amended, supplemented or modified except by a writing which makes specific reference to this Agreement, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

9.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile or electronic copy of this document shall have the same force and effect as the original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ASSIGNOR SDS CAPITAL GROUP SPC, LTD.

By:
Name: Title:

ASSIGNEE UNIVERSAL PROPERTY DEVELOPMENT & ACQUISITION CORPORATION

By:
Name: Title: